UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

DELAWARE	000-24407	23-2862640
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction	file	Identification
of Incorporation or	number)	Number)
Organization)

     401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

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Item 9.01.   Financial Statements and Exhibits.

      In the “Recent Developments” section of Item 1 of our Form 10/A-1 filed with the Securities and Exchange Commission on August 20, 2004, we reported our entry into an agreement to acquire 100% of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. We are filing this Current Report to include the financial statements identified below. As indicated in our Form 10/A-1, we are not affiliated with any of the owners of The Rubenstein Company, L.P and certain assets held by certain affiliates of The Rubenstein Company, L.P., or any of their respective affiliates, and the price payable under the contribution agreement was determined by arm’s-length negotiation between us and the owners of The Rubenstein Company, L.P. We based our determination of the purchase price on the expected cash flow, physical condition, location and existing tenancies of the properties that we will acquire through the acquisition and opportunities to retain and attract additional tenants. After reasonable inquiry, we are not aware of any material factors relating to the properties that would cause the reported financial information not to be necessarily indicative of future operating results.

1

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(c)   Exhibits

23.1   Consent of Ernst & Young LLP

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust, its General
Partner

Date: September 3, 2004	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

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Report of Independent Registered Public Accounting Firm

The Board of Directors
The Rubenstein Company, L.P.:

We have audited the accompanying combined statement of revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003. This financial statement is the responsibility of the management of The Rubenstein Company, L.P. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses of The Rubenstein Portfolio was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the combined statement of revenue and certain expenses. The presentation is not intended to be a complete presentation of the combined revenue and expenses of The Rubenstein Portfolio.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003, on the basis of accounting described in Note 1.

/s/ Ernst & Young LLP

Philadelphia, PA
August 31, 2004

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The Rubenstein Portfolio
Combined Statements of Revenue and Certain Expenses
(in thousands)

		For the
	For the	Six Months
	Year Ended	Ended
	December 31, 2003	June 30, 2004

		(Unaudited)
Revenue:
Minimum rent	$81,446	$30,048
Tenant reimbursements	14,271	6,707

Total revenue	95,717	36,755

Certain Expenses:
Operating and
maintenance costs	9,127	5,580
Real estate and other taxes	9,858	4,998
Utilities	8,052	4,747
Administrative costs	3,596	3,083
Management fees	2,064	940
Interest expense	25,248	10,897

Total certain expenses	57,945	30,245

Revenue in excess of
certain expenses	$37,772	$6,510

The accompanying notes are an integral part of these financial statements.

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The Rubenstein Portfolio
Notes to Combined Statements of Revenue and Certain Expenses
For the Year Ended December 31, 2003 and
For the Six Months Ended June 30, 2004 (Unaudited)

(in thousands)

     (1)  Basis of Presentation

The accompanying combined statements of revenue and certain expenses include the combined operations for the periods presented of a portfolio of 14 office buildings (the “Properties”) known as The Rubenstein Portfolio that are owned and managed by The Rubenstein Company, L.P. (the “Company”) and its affiliates, as follows:

Property	Location
One Logan Square	Philadelphia, PA
Two Logan Square	Philadelphia, PA
Radnor Corporate Center (consists of 5 buildings)	Radnor, PA
130/150/170 Radnor Financial Center	Radnor, PA
201 Radnor Financial Center	Radnor, PA
555 Radnor Financial Center	Radnor, PA
One Rodney Square	Wilmington, DE
300 Delaware Avenue	Wilmington, DE

The partners of the Company entered into a definitive contribution agreement with Brandywine Operating Partnership, L.P. (“Brandywine”) pursuant to which Brandywine will acquire 100% of the partnership interests in the Company. Through its acquisition of the Company, Brandywine will indirectly acquire fee title to 13 of the Properties and the second and third mortgages secured by Two Logan Square (see Note 3), all for approximately $610 million subject to adjustments provided in the contribution agreement. The Company expects that the purchase will occur in September 2004.

The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. The combined statements of revenue and certain expenses are not representative of the actual results of operations of the Properties for the periods presented due to the exclusion of revenue and certain expenses that may not be comparable to the proposed future operations of the Properties, including interest income, depreciation and amortization expense, professional fees, and certain interest expense related to debt not expected to be outstanding after the acquisition.

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     (2)  Summary of Significant Accounting Policies

Revenue Recognition – Minimum rent is recognized on a straight-line basis over the term of the respective leases. Tenant reimbursements are recognized on the accrual basis based upon the estimated costs incurred and billable for the respective lease period.

Use of Estimates – The Company has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting periods in preparation of the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from such estimates.

Unaudited Interim Financial Information – The combined statement of revenue and certain expenses for the six-month period ended June 30, 2004 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Cost Capitalization – Expenditures for ordinary maintenance and repairs are expensed as incurred. Renovations and improvements that improve and extend the useful life of the assets are capitalized.

     (3)  Two Logan Square

Brandywine will obtain control over Two Logan Square through its acquisition of the second and third mortgages that are secured by the property and the general and limited partnership interests which provide control of the entity which provide fee title to Two Logan Square. The contribution agreement provides for Brandywine to maintain tax protection agreements for the benefit of third parties that hold equity ownership interests in Two Logan Square. The revenue and certain expenses of Two Logan Square have been included in the accompanying statements, after elimination adjustments related to interest income and interest expense on the mortgages, as if Brandywine was acquiring fee title to this property. The Company believes that this presentation represents the most useful information as Brandywine will acquire the controlling financial interests in the entity that holds fee title to this property.

     (4)  Operating Leases

The Properties are leased to various tenants under long-term leases that are accounted for as operating leases. The leases include provisions related to the reimbursement of certain common area maintenance, real estate taxes, utilities and insurance costs by the tenants. The leases generally contain renewal options at various intervals and at various rental rates.

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Minimum rents expected to be received from tenants under operating leases in effect as of December 31, 2003, excluding tenant reimbursements of operating expenses, are as follows:

2004	$55,529
2005	50,785
2006	44,777
2007	41,104
2008	32,497
Thereafter	107,586

Total	$332,278

For the year ended December 31, 2003, one tenant (Wyeth) represented 34% of the minimum rents of the Portfolio. For the six months ended June 30, 2004, another tenant (Pepper Hamilton LLP) represented 11% of the minimum rents of the Portfolio. The following table presents the minimum rents from significant tenants for the periods ended December 31, 2003 and June 30, 2004:

	December 31, 2003	June 30, 2004

Wyeth	$28,018	$-
Pepper Hamilton LLP	$6,061	$3,439

During 2003,Wyeth vacated the buildings and terminated their leases such that all revenue associated with their leases was recognized through December 31, 2003. Under the terms of the Wyeth leases, Wyeth was required to pay directly their share of all utilities and common area expenses through December 31, 2003. Accordingly, all such costs and expenses were excluded from certain expenses in the accompanying financial statement for 2003.

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     (5)  Indebtedness

In connection with the acquisition of the Properties, Brandywine will assume the following existing mortgage notes:

	Principal at	Principal at	Maturity	Interest
Property	December 31, 2003	June 30, 2004	Date	Rate

One Logan Square	$51,983	$52,318	5/07	6.50%
Two Logan Square	74,475	74,002	7/09	7.78%
Radnor Corporate Center	115,000	114,337	11/13	6.25%
300 Delaware Avenue	15,469	15,316	7/07	Libor+2.00%
One Rodney Square	18,766	18,500	1/07	8.05%
201 Radnor Financial Center	21,636	32,500	3/08	Libor+2.90%
130/150/170 Radnor Fin. Ctr	52,440	29,677	3/07	Libor+2.25%
555 Radnor Financial Center	21,000	13,360	4/07	5.00%

Total	$370,769	$350,010

As of December 31, 2003 and June 30, 2004, the 30-day Libor rate was 1.19% and 1.13%, respectively.

The debt matures through November 2013 with minimum annual principal payments as of December 31, 2003 as follows:

Year Ending December 31

2004	$73,874
2005	4,243
2006	4,540
2007	92,618
2008	3,796
Thereafter	191,698

$370,769

     (6)  Management Fees and Other Related Party Transactions

The Company manages the Properties under management agreements that are cancelable with 30 days notice. The Company charges a fee based on gross income, as defined, which generally is at rate of 3% of cash receipts. The Company also charges for leasing commissions and other services provided for the Properties. Such leasing commissions are excluded from the accompanying statements since they were capitalized during the periods presented.

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BRANDYWINE OPERATING PARTNERSHIP, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed consolidated balance sheet of Brandywine Operating Partnership (the “Partnership”) as of June 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the six month period ended June 30, 2004 and the year ended December 31, 2003. The Partnership is the entity though which Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), a self-administered and self-managed real estate investment trust, conducts its business and owns its assets. The unaudited pro forma condensed consolidated financial information is presented as if the acquisition of The Rubenstein Company, L.P. had occurred on June 30, 2004 for balance sheet purposes and on January 1, 2003 for the pro forma condensed consolidated statements of operations.

The pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Partnership filed pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed consolidated financial information does not purport to represent the Partnership’s financial position or results of operations that would actually have occurred as presented in the pro forma financial information, nor do they purport to project the Partnership’s financial position or results of operations for any future period.

On August 18, 2004, the Partnership entered into a contribution agreement to acquire 100 percent of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. The agreement provides for the Partnership’s acquisition of a portfolio of 14 office properties (the “TRC Portfolio”) located in Pennsylvania and Delaware totaling approximately 3.5 million square feet. Total consideration for the acquisition will be approximately $616.7 million, including closing costs, estimated debt premiums and prepayment penalties. At or prior to closing the acquisition, the Partnership intends to repay its existing $100 million unsecured term loan (the “Old Term Loan”). The Partnership expects to initially finance the acquisition and repayment of the Old Term Loan using proceeds from a $400 million unsecured term loan facility (the “New Term Loan”), approximately $305.3 million of assumed mortgage debt from various lenders, the issuance of approximately $10 million in Class A Units and borrowings under its revolving credit facility. It is the Partnership’s intention that, at, or shortly after closing, the Partnership will prepay approximately $228 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Partnership anticipates that the total consideration will increase by approximately $15.0 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

The Partnership has received commitments from a group of lenders to provide the New Term Loan. The New Term Loan is expected to bear interest at a rate per annum equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum, plus, in either case, between 0.10% and 0.70%, depending on the Partnership’s debt rating or (ii) a Eurodollar rate that is the rate at which Eurodollar deposits for one, two, three or six months are offered plus between 1.10% and 1.70%, depending on the Partnership’s debt rating. The New Term Loan is expected to contain financial and operating covenants similar to those in the Partnership’s existing revolving credit facility and is expected to mature in May 2007.

The statements contained in this filing may include forward-looking statements within the meaning of the Federal securities laws. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities. Additional information on factors, which could impact the Partnership and the forward-looking statements contained herein, are detailed in the Partnership’s filings with the Securities and Exchange Commission.

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     BRANDYWINE OPERATING PARTNERSHIP, L.P.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2004

(Unaudited and in thousands, except share and per share amounts)

				The
				Partnership
	The Partnership	TRC Portfolio		Pro Forma

ASSETS	(A)
Real estate investments
Operating properties	$1,902,122	$567,766	(B)	$2,469,888
Accumulated depreciation	(297,744)	-		(297,744)

	1,604,378	567,766		2,172,144
Construction in progress	63,889	-		63,889
Land held for development	56,646	-		56,646

	1,724,913	567,766		2,292,679
Cash and cash equivalents	10,545	-		10,545
Escrowed cash	15,824	-		15,824
Accounts receivable, net	4,515	5,264	(B)	9,779
Accrued rent receivable, net	29,801	-		29,801
Marketable securities	235	-		235
Investment in unconsolidated Real Estate Ventures	13,586	2,000	(B)	15,586
Deferred costs, net	30,213	2,000	(G)	32,213
Other assets	35,250	73,100	(B)	108,350

Total assets	$1,864,882	$650,130		$2,515,012

LIABILITIES AND PARTNERS' EQUITY
Mortgage notes payable	$450,110	$305,360	(C)	$755,470
Borrowings under Credit Facility	270,000	2,659	(D)	272,659
Unsecured term loan	100,000	300,000	(E)	400,000
Accounts payable and accrued expenses	26,918	-		26,918
Distributions payable	23,667	-		23,667
Tenant security deposits and deferred rents	16,399	-		16,399
Other liabilities	1,730	32,111	(B)	33,841

Total liabilities	888,824	640,130		1,528,954
Commitments and contingencies
Redeemable limited partnership units at redemption value;
2,075,454 issued and outstanding	46,725	10,000	(F)	56,725
Partners' Equity
7.25% Series A Mirror Units; 750,000 issued and outstanding	37,500	-		37,500
7.50% Series D Mirror Units; 2,000,000 issued and outstanding	47,912	-		47,912
7.375% Series E Mirror Units; 2,300,000 issued and outstanding	55,538	-		55,538
General Partnership Capital, 45,666,307 and 41,040,710 units
issued and outstanding	788,552	-		788,552
Accumulated other comprehensive loss	(169)	-		(169)

Total partners' equity	929,333	-		929,333

Total liabilities and partners' equity	$1,864,882	$650,130		$2,515,012

The accompanying notes are an integral part of this statement.

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BRANDYWINE OPERATING PARTNERSHIP, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

(Unaudited and in thousands, except unit and per unit data)

	The Partnership		Pro Forma		The Partnership
	Historical	TRC Portfolio	Adjustments		Pro Forma

Revenue:	(H)	(I)
Rents	$128,161	$30,048	$1,759	(J)	$159,968
Tenant reimbursements	16,184	6,707	-		22,891
Other	6,418	-	-		6,418

Total Revenue	150,763	36,755	1,759		189,277

Expenses:
Property operating expenses	42,422	14,350	(940)	(K)	55,832
Real estate taxes	13,829	4,998	-		18,827
Interest	24,052	10,897	1,574	(L)	36,523
Depreciation and amortization	32,684	-	9,719	(M)	42,403
Administrative expenses	7,443	-	-		7,443

Total operating expenses	120,430	30,245	10,353		161,028
Income from continuing operations before equity in income
of unconsolidated Real Estate Ventures, net gain on
sales of interests in real estate and minority interest	30,333	6,510	(8,594)		28,249
Equity in income of unconsolidated Real Estate Ventures	908	-	-		908

Income from continuing operations before gain on sale of
interests in real estate and minority interest	31,241	6,510	(8,594)		29,157
Gain on sale of interests in real estate	1,148	-	-		1,148

Income from continuing operations before minority interest	32,389	6,510	(8,594)		30,305
Minority interest attributable to continuing operations	(34)	-	-		(34)

Income from continuing operations	$32,355	$6,510	$(8,594)		$30,271

Basic Earnings per Common Partnership Unit
from continuing operations	$0.67				$0.62	(N)

Diluted Earnings per Common Partnership Unit
from continuing operations	$0.67				$0.62	(N)

The accompanying notes are an integral part of this statement.

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BRANDYWINE OPERATING PARTNERSHIP, L.P.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited and in thousands, except unit and per unit data)

					The
	The Partnership	TRC Portfolio	Pro Forma		Partnership Pro
	Historical	Historical	Adjustments		Forma

Revenue:	(O)	(P)
Rents	$256,944	$81,446	$3,621	(Q)	$342,011
Tenant reimbursements	37,755	14,271	-		52,026
Other	10,958	-	-		10,958

Total Revenue	305,657	95,717	3,621		404,995

Expenses:
Property operating expenses	80,648	22,839	(2,064)	(R)	101,423
Real estate taxes	27,887	9,858	-		37,745
Interest	57,835	25,248	(633)	(S)	82,450
Depreciation and amortization	60,437	-	25,993	(T)	86,430
Administrative expenses	14,464	-	-		14,464

Total operating expenses	241,271	57,945	23,296		322,512
Income from continuing operations before equity in income
of unconsolidated Real Estate Ventures, and net gain on
sales of interests in real estate	64,386	37,772	(19,675)		82,483
Equity in income of unconsolidated Real Estate Ventures	52	-	-		52

Income from continuing operations before gain on sale of
interests in real estate	64,438	37,772	(19,675)		82,535
Gain on sale of interests in real estate	20,537	-	-		20,537

Income from continuing operations	$84,975	$37,772	$(19,675)		$103,072

Basic Earnings per Common Partnership Unit
from continuing operations	$1.13				$1.59	(U)

Diluted Earnings per Common Partnership Unit
from continuing operations	$1.13				$1.58	(U)

The accompanying notes are an integral part of this statement.

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BRANDYWINE OPERATING PARTNERSHIP, L.P.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited and in thousands, except shares, units and per share amounts)

1.     BASIS OF PRESENTATION

Brandywine Operating Partnership, L.P. (collectively with its subsidiaries, the “Partnership”) is the entity though which Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), a self-administered and self-managed real estate investment trust, conducts its business and owns its assets. As of June 30, 2004, the Partnership’s portfolio included 206 office properties (excluding two office properties that are held by two consolidated real estate ventures), 24 industrial properties and one mixed-use property (collectively, the “Properties”) that contained an aggregate of 15.6 million net rentable square feet. The Properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania, New Jersey and Richmond, Virginia. As of June 30, 2004, the Partnership also held ownership interests in nine unconsolidated real estate ventures formed with third parties to develop commercial properties.

On August 18, 2004, the Partnership entered into a contribution agreement to acquire 100 percent of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. The agreement provides for the Partnership’s acquisition of a portfolio of 14 office properties (the “TRC Portfolio”) located in Pennsylvania and Delaware totaling approximately 3.5 million square feet. Total consideration for the acquisition will be approximately $616.7 million, including closing costs. At or prior to closing the acquisition, the Partnership expects to repay its existing $100 million unsecured term loan (the “Old Term Loan”). The Partnership expects to initially finance the acquisition and repayment of the Old Term Loan using proceeds from a $400.0 million unsecured term loan facility (the “New Term Loan”), approximately $305.3 million of assumed mortgage debt from various lenders, the issuance of approximately $10.0 million in Class A Units and borrowings under its revolving credit facility. It is the Partnership’s intention that, at, or shortly after closing, the Partnership will prepay approximately $228.0 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Partnership anticipates that the total consideration will increase by approximately $15.0 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

The sellers of The Rubenstein Company, L.P. were unaffiliated entities at the time of the execution of the contribution agreement. The contribution agreement also provides for additional contingent consideration of up to $9.7 million which may be payable to the sellers if certain leasing occupancy rates are achieved on 130/150/170 Radnor Financial Center, 201 Radnor Financial Center, and 555 Radnor Financial Center within three years of closing.

The Partnership has received commitments from a group of lenders to provide the New Term Loan. The New Term Loan is expected to bear interest at a rate per annum equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum, plus, in either case, between 0.10% and 0.70%, depending on the Partnership’s debt rating or (ii) a Eurodollar rate that is the rate at which Eurodollar deposits for one, two, three or six months are offered plus between 1.10% and 1.70%, depending on the Partnership’s debt rating. The New Term Loan is expected to contain financial and operating covenants similar to those in the Partnership’s existing revolving credit facility and is expected to mature in May 2007, subject to a one year extension upon payment of an extension fee and the absence of any defaults at the time of extension.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Partnership. The unaudited pro forma condensed consolidated financial information is presented as if the following event occurred on June 30, 2004 for balance sheet purposes and on January 1, 2003 for the pro forma condensed consolidated statements of operations.

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2.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2004

	(A)	Reflects the Partnership’s historical condensed consolidated balance sheet as of June 30, 2004.

	(B)	Reflects the allocation of the Partnership’s purchase price of the TRC Portfolio to the assets acquired and liabilities assumed based on their relative fair values.

The Partnership allocates the purchase price of properties acquired to net tangible and identified intangible assets acquired based on relative fair values. Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Partnership’s estimate of the fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases.Capitalized below-market lease values are amortized as an increase of rental income over the remaining non-cancelable terms of the respective leases, including any fixed-rate renewal periods.

The aggregate value of other intangibles acquired is measured based on the difference between (i) the property valued with in-place leases adjusted to market rental rates and (ii) the property valued as if it was vacant. The Partnership estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, include leasing commissions, legal and other related expenses. This intangible asset is amortized to expense over the remaining term of the respective leases. Partnership estimates of value are made using methods similar to those used by independent appraisers. Factors considered by the Partnership in their analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from three to twelve months.

The total amount of these other intangible assets is further allocated to tenant relationships and in-place leases based on the Partnership’s evaluation of the specific characteristics of each tenant’s lease and the Partnership’s overall relationship with the respective tenant. Characteristics considered by the Partnership in allocating value to its tenant relationships include the nature and extent of the Partnership’s business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors. The value of tenant relationship intangibles is amortized over the remaining initial lease term and renewals, but in no event longer than the remaining depreciable life of the building. The value of in-place leases is amortized over the remaining non-cancelable term of the respective leases and any fixed-rate renewal periods.

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		Amount
Real estate investments acquired:
Land		$113,553
Building and improvements		454,213

Total real estate investments acquired:		567,766
Intangible assets (liabilities) acquired:
Value of in place leases		35,311
Relationship values		25,554
Above market leases		12,235

Total intangible assets acquired		73,100
Below market leases		(31,422)

Net intangible assets (liabilities) acquired		41,678
Investment in unconsolidated real estate investments		2,000
Rent receivable purchased, discounted at market rates		5,264

Total consideration of assets acquired	(a)	$616,708

Other liabilities assumed at fair value		$689

(a)	includes approximately $6.5 million in estimated closing costs and $7.5 million in estimated debt premiums and prepayment penalties

The purchase price above does not include any amounts potentially due the sellers as contingent consideration under the contribution agreement. Any contingent amounts ultimately payable would represent additional purchase price.

	(C)	Reflects the mortgage notes payable expected to be assumed upon closing of the transaction adjusted to current market rates. It is the Partnership’s intention that, at, or shortly after closing, the Partnership will prepay approximately $228 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Partnership anticipates that the total consideration will increase by approximately $15 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

	(D)	Reflects additional borrowings under the Partnership’s revolving credit facility to fund the acquisition.

	(E)	Reflects the Partnership’s anticipated proceeds from the New Term Loan, offset by the cash used to repay the Partnership’s Old Term Loan.

	(F)	Reflects the issuance of approximately 357,000 Class A Units with an estimated value of approximately $10 million as of the estimated closing date.

	(G)	Represents additional deferred financing costs associated with the New Term Loan as discussed in (E).

3.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

The accompanying unaudited pro forma condensed consolidated statement of operations contains certain adjustments, which are explained below, to give effect to the acquisition of the TRC Portfolio described in Note 1. The historical combined statement of revenue and certain expenses of the TRC Portfolio excludes certain expenses that would not be comparable with those resulting from the proposed future operations. The pro forma adjustments include results of operations for the indicated period of the properties based on our accounting policies where such policies differ from those which were applied in preparing the historical statement of the properties.

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(H)	Reflects the Partnership’s historical condensed consolidated statement of operations for the six month period ended June 30, 2004 as filed in the Partnership’s Form 10/A in August 2004.

(I)	Reflects the historical results of operations of the TRC Portfolio for the six month period ended June 30, 2004 as reflected in the TRC Portfolio financial statements included herein.

			Property		Interest Expense
	Rental	Tenant	Operating	Real Estate	on assumed
Portfolio	Income	Reimbursements	Expenses	Taxes	mortgages

TRC Portfolio	$30,048	$6,707	$14,350	$4,998	$10,897

(J)	Reflects the pro forma adjustments to the historical base rental revenue of the TRC Portfolio as a result of acquired above and below market leases amortized to revenue and an adjustment to the historical straight-line rent adjustment of the TRC Portfolio. These adjustments have been computed assuming the Partnership acquired the portfolio on January 1, 2003. The pro forma adjustment for above and below market lease intangibles is computed by amortizing the above market leases over the remaining noncancellable term of the related leases and by amortizing the below market leases over the remaining noncancellable lease term plus all fixed rate renewal periods.

Description	Amount	Adjustment

Above market lease intangibles	$12,235	$(1,174)
Below market lease intangibles	31,422	2,131

Pro forma Adjustment	$19,187	$957

Pro forma straight line rental adjustment		$1,554
Less: Historical straight line rental adjustment of the TRC Portfolio		(752)

Pro forma Adjustment		$802

Total Pro forma Adjustment		$1,759

(K)	Reflects the pro forma adjustment to eliminate in consolidation management fees included in the historical property operating expenses of the TRC Portfolio. Upon the acquisition of the TRC Portfolio by the Partnership, all management services will be provided by the Partnership. As a result, these fees are considered intercompany fees in the Partnership’s consolidated financial statements and would be eliminated.

(L)	Reflects additional interest expense associated with (i) the New Term Loan offset by (ii) the elimination of interest expense from the Old Term Loan and (iii) the adjustment of the assumed mortgage notes payable to current market rates.

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			Interest
	Description	Amount	Rate	Adjustment

(i)	Additional interest associated with the New Term
	Loan (included deferred financing cost
	amortization)	$400,000	2.6%	$5,223

(ii)	Removal of historical interest expense
	associated with the Old Term Loan	100,000	2.7%	(1,325)

(iii)	Interest expense associated with assumed
	mortgages adjusted to current market rates	307,840	5.6%	8,573

	Total pro forma interest expense as a result of the TRC
	Portfolio acquisition			12,471
Less:	Historical interest expense for the TRC Portfolio			(10,897)

Pro forma adjustment				$1,574

(M)	Reflects depreciation and amortization expense on the 14 properties and intangible assets acquired in the TRC Portfolio. Depreciation expense for buildings is computed using a useful life of 40 years. Amortization for in-place lease intangible assets is computed based on the respective tenant's remaining noncancellable lease term. Amortization for relationship intangible assets is computed based on the remaining noncancellable lease term of the respective tenatns plus all renewal periods.

Description	Amount	Adjustment

Building and improvements	$454,213	$5,677
In-place lease intangible asset	35,311	2,947
Relationship intangible asset	25,554	1,095

Total	$515,078	$9,719

(N)	Reflects the Partnership’s earnings per common partnership unit for the historical and pro forma periods.

	The Partnership Historical		The Partnership Pro Forma

	Basic	Diluted	Basic	Diluted

Income from continuing operations	$32,355	$32,355	$30,271	$30,271
Income allocated to Preferred Units	(5,527)	(5,527)	(5,527)	(5,527)

	26,828	26,828	24,744	24,744
Preferred Unit redemption/ conversion gain	4,500	4,500	4,500	4,500

Net income available to
Common Partnership Unitholders	$31,328	$31,328	$29,244	$29,244

Weighted-average common partnership
units outstanding	46,606,451	46,606,451	46,606,451	46,606,451
Proforma adjustment for common partnership
units issued as part of the transaction	—	—	357,000	357,000
Options and warrants	—	220,276	—	220,276

Total weighted-average common
partnership units outstanding	46,606,451	46,826,727	46,963,451	47,183,727

Earnings per Common Partnership Unit,
Continuing operations	$0.67	$0.67	$0.62	$0.62

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4.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

The accompanying unaudited pro forma condensed consolidated statement of operations contains certain adjustments, which are explained below, to give effect to the acquisition of the TRC Portfolio described in Note 1. The historical combined statement of revenue and certain expenses of the TRC Portfolio excludes certain expenses that would not be comparable with those resulting from the proposed future operations. The pro forma adjustments include results of operations for the indicated period of the properties based on our accounting policies where such policies differ from those which were applied in preparing the historical statement of the properties.

	(O)	Reflects the Partnership’s historical condensed consolidated statement of operations for the year ended December 31, 2003 as filed in the Partnership’s Form 10/A in August 2004.

	(P)	Reflects the historical results of operations for the TRC Portfolio for the year ended December 31, 2003 as reflected in the TRC Portfolio financial statements included herein.

			Property		Interest Expense
	Rental	Tenant	Operating	Real Estate	on assumed
Portfolio	Income	Reimbursements	Expenses	Taxes	mortgages

TRC Portfolio	$81,446	$14,271	$22,839	$9,858	$25,248

Rental income for the TRC Portfolio for the year ended December 31, 2003 includes $28,018 of rental income from Wyeth. During 2003, Wyeth vacated the buildings and terminated their leases such that all revenue associated with their leases was recognized through December 31, 2003. As of June 30, 2004, this space has not been re-leased.

(Q)	Reflects the pro forma adjustments to the historical base rental revenue of the TRC Portfolio as a result of acquired above and below market leases amortized to revenue and an adjustment to the historical straight-line rent adjustment of the TRC Portfolio. These adjustments have been computed assuming the Partnership acquired the portfolio on January 1, 2003. The pro forma adjustment for above and below market lease intangibles is computed by amortizing the above market leases over the remaining noncancellable term of the related leases and by amortizing the below market leases over the remaining noncancellable lease term plus all fixed rate renewal periods.

Description	Amount	Adjustment

Above market lease intangibles	$12,235	$(2,992)
Below market lease intangibles	31,422	5,869

Pro forma Adjustment	$43,657	$2,877

Pro forma straight line rental adjustment		$2,532
Less:Historical straight line rental adjustment of the TRC Portfolio		(1,788)

Pro forma Adjustment		$744

Total Pro forma Adjustment		$3,621

(R)	Reflects the pro forma adjustment to eliminate in consolidation management fees included in the historical property operating expenses of the TRC Portfolio. Upon the acquisition of the TRC Portfolio by the Partnership, all management services will be provided by the Partnership. As a result, these fees are considered intercompany fees in the Partnership’s consolidated financial statements and would be eliminated.

(S)	Reflects a reduction to interest expense associated with (i) the elimination of interest expense from the Old Term Loan, offset by (ii) the New Term Loan and (iii) the adjustment of the assumed mortgage notes payable to current market rates.

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			Interest
Description		Amount	Rate	Adjustment

(i)	Removal of historical interest expense
	associated with the Old Term Loan	$100,000	3.0%	$(3,000)
(iii)	Additional interest associated with the New Term Loan
	(included deferred financing cost amortization)	400,000	2.6%	10,467
(ii)	Interest expense associated with assumed
	mortgages adjusted to current market rates	307,840	5.6%	17,148

	Total pro forma interest expense as a result of the TRC Portfolio
	acquisition			24,615
Less:	Historical interest expense for the TRC Portfolio			(25,248)

Pro forma adjustment				$(633)

(T)	Reflects depreciation and amortization expense on the 14 properties and intangible assets acquired in the TRC Portfolio. Depreciation expense for buildings is computed using a useful life of 40 years. Amortization for in-place lease intangible assets is computed based on the respective tenant's remaining non-cancellable lease term. Amortization for relationship intangible assets is computed based on the remaining noncancellable lease term of the respective tenatns plus all renewal periods.

Description	Amount	Adjustment

Building and improvements	$454,213	$11,355
In-place lease intangible asset	35,311	12,449
Relationship intangible asset	25,554	2,189

Total	$515,078	$25,993

(U)	Reflects the Partnership’s earnings per common partnership unit for the historical and pro forma periods.

	The Partnership, Historical		The Partnership, Pro Forma

	Basic	Diluted	Basic	Diluted

Income from continuing operations	$84,975	$84,975	$103,072	$103,072
Income allocated to Preferred Units	(18,975)	(18,975)	(18,975)	(18,975)

	66,000	66,000	84,097	84,097
Preferred Unit redemption/ conversion charge	(20,598)	(20,598)	(20,598)	(20,598)
Preferred Share discount amortization	(1,476)	(1,476)	(1,476)	(1,476)

Net income available to
Common Partnership Unitholders	$43,926	$43,926	$62,023	$62,023

Weighted-average common partnership
units outstanding	38,696,552	38,696,552	38,696,552	38,696,552
Proforma common partnership units issued
as part of the transaction	—	—	357,000	357,000
Options and warrants	—	150,402	—	150,402

Total weighted-average common
partnership units outstanding	38,696,552	38,846,954	39,053,552	39,203,954

Earnings per Common Partnership Unit, from continuing operations	$1.13	$1.13	$1.59	$1.58

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EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Brandywine Operating Partnership, L.P. on Form S-3 (No. 333-117078) of our report dated August 31, 2004 with respect to the combined statement of revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003 included in the Current Report on Form 8-K dated August 18, 2004 and filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 2, 2004